Exhibit 32.2

                CERTIFICATION PURSUANT TO THE SARBANES-OXLEY ACT
                             18 U.S.C. SECTION 1350
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


I, Jack Wagenti, Secretary/Treasurer and CFO of U. S. Precious Metals, Inc. (the "Company"), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

      1. This Quarterly Report on 10KSB of the Company for the period ended November 30, 2005 as filed with the Securities and Exchange Commission (the "report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: January 17, 2006.

/s/ Jack Wagenti
-----------------------
Jack Wagenti
(Secretary/Treasurer and CFO)